UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2016

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of Material Definitive Agreement

On December 22, 2016, Plug Power Inc. (the “Company”) prepaid in full its obligations under the Loan and Security Agreement, dated as of June 27, 2016, by and among the Company, Emerging Power Inc., Emergent Power Inc. and Hercules Capital Inc. (the “Hercules Loan Agreement”), and the Hercules Loan Agreement was terminated.  The Hercules Loan Agreement provided for a senior secured term loan facility.  The Company used the net proceeds of its previously announced underwritten registered offerings, together with existing cash, to prepay the principal amount outstanding under the Hercules Loan Agreement and pay the fees and expenses related to such loan, which totaled $29.0 million.  A copy of the Hercules Loan Agreement was included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: December 22, 2016	By:	/s/ Paul Middleton
	Name:	Paul Middleton
	Title:	Chief Financial Officer